As filed with the U.S. Securities and Exchange Commission on August 22, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Oncolytics Biotech Inc.
(Exact name of registrant as specified in its charter)

Alberta (State or other jurisdiction of incorporation or organization)	26-3847449 (I.R.S. Employer Identification Number)

Suite 804, 322 11th Avenue SW
Calgary, Alberta, Canada, T2R 0C5
(403) 670-7377
(Address and telephone number of registrant’s principal executive offices)

Jared Kelly
4350 Executive Drive, Suite 325
San Diego, California 92121
(403) 670-7377
(Name, address and telephone number of agent for service)

Copies to:

Chistopher J. Clark, Esq. Latham & Watkins LLP 555 11th Street, NW, Suite 1000 Washington, D.C. 20004 (202) 637-2200	Kirk Look Oncolytics Biotech Inc. Suite 804, 322 11th Avenue SW Calgary, Alberta, Canada, T2R 0C5 (403) 670-7377

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

On July 25, 2024, the registrant filed a registration statement on Form F-10 with the U.S. Securities and Exchange Commission (the “SEC”) (File No. 333-281009) related to the offer and sale of an aggregate offering price of up to C$150,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) of common shares, subscription receipts, warrants to purchase common shares and/or other securities of the registrant and units of the registrant or any combination thereof (the “Prior Registration Statement”), which was subsequently declared effective by the SEC on August 1, 2024. The registrant has sold approximately C$21,000,000 of securities registered under the Prior Registration Statement, resulting in a balance of C$129,000,000 that remains unsold thereunder (the "Unsold Securities"). The registrant has voluntarily elected to use Form F-3 to register the sale of securities, including its common shares. Pursuant to Rule 415(a)(6) under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the registrant has carried over the balance of C$129,000,000 in Unsold Securities from the Prior Registration Statement.

The registrant previously paid the registration fee of US$16,162.20, in relation to the registration of up to C$150,000,000 aggregate maximum offering price of securities with the Prior Registration Statement, of which US$13,899.49 applies to the Unsold Securities and is being applied to this registration statement pursuant to Rule 457(p) under the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 22, 2025.

PROSPECTUS

Oncolytics Biotech Inc.

US$150,000,000

Common Shares
Subscription Receipts
Warrants
Units

We may offer and sell up to US$150,000,000 in the aggregate of our common shares, no par value (“common shares”), subscription receipts exchangeable for common shares and/or other securities (“subscription receipts”), warrants exercisable to acquire common shares and/or other securities (“warrants”) and securities comprised of more than one of common shares, subscription receipts and/or warrants offered together as a unit (“units”), or any combination thereof, from time to time in one or more offerings. We refer to the common shares, subscription receipts, warrants and units collectively as “securities” in this prospectus.

This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

We may add, update or change the information contained in this prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, agents or other third parties, or directly to purchasers, or through a combination of these methods. If any third parties are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “ONCY.” On August 21, 2025, the last reported sale price of our common shares as reported on the Nasdaq was US$1.01 per share. On August 22, 2025, we voluntarily delisted our common shares from the Toronto Stock Exchange.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus does not constitute a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

The date of this prospectus is                 , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the SEC using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the U.S. Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of US$150,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any document incorporated by reference herein or therein may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “registrant,” the “Company” and “Oncolytics” mean Oncolytics Biotech Inc. and, where appropriate, its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus mean Canadian dollars. On June 30, 2025, the daily exchange rate for the United States dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3643.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

Financial statements included or incorporated by reference in this prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and may not be comparable to financial statements of U.S. companies. Such financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the standards of the Public Company Accounting Oversight Board (United States) and SEC independence standards.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

This prospectus does not constitute a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, our performance or achievements or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are statements that are not historical facts, and include, but are not limited to, estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to the efficacy of our technologies; the timing and results of clinical studies related to our technologies; future operations, products and services; the impact of regulatory initiatives on our operations; the size of and opportunities related to the markets for our technologies; general industry and macroeconomic growth rates; expectations related to possible joint and/or strategic ventures and statements regarding future performance. Forward-looking statements generally, but not always, are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “potential,” “possible” and similar expressions, or that events or conditions “will,” “may,” “could” or “should” occur.

The forward-looking statements in this prospectus are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond our control, including, without limitation:

•	the risk that there is substantial doubt that we can remain a going concern over the next 12 months;

•	risks related to all of our potential products, including pelareorep, being in the research and development stage and requiring further development and testing before they can be marketed commercially;

•	risks related to any failure or delay in clinical trials for our products, including pelareorep, which may cause us to incur additional costs or delay or prevent the commercialization of our products and could severely harm our business;

•	risks arising due to our candidate product, pelareorep, being used in combination with other therapies, which exposes us to additional risks;

•	risks related to external factors outside of our control;

•	risks related to the impact of any undesirable side effects or other properties that our product candidate, pelareorep, may have, which could delay or prevent their regulatory approval;

•	the risk that we may expend our limited resources to pursue a particular indication and fail to capitalize on indications that may be more profitable or for which there is a greater likelihood of success;

•	the risk that we may not be able to secure a partnership for pelareorep, which may halt future development;

•	the risk that we may need additional financing in the future to fund the research and development of our products and to meet our ongoing capital requirements;

•	risks related to the intense regulatory approval processes under which pharmaceutical products are subject;

•	the risk that our operations and products may be subject to other government manufacturing and testing regulations;

•	risks related to our conduct of clinical trials for pelareorep in sites outside the United States;

•	risks related to our reliance on patents and proprietary rights to protect our technology;

•	the risk that third parties may choose to file patent infringement claims against us;

•	the risk related to our ability to protect the confidentiality of our proprietary information and know-how, which could adversely affect the value of our technology and products;

•	risks related to the sharing of our trade secrets with third parties, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed;

•	risks related to developments in patent law;

•	risks related to the requirement to obtain protection under the Hatch-Waxman amendments and similar foreign legislation for extending the term of patents covering our product candidate;

•	the risk that intellectual property rights do not necessarily address all potential threats to our business;

•	the risk that our products may fail or cause harm, subjecting us to product liability claims;

•	the risk that new products may not be accepted by the medical community or consumers;

•	the risk that interim “top-line” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures;

•	the risk that our technologies may become obsolete;

•	risks related to our reliance on third-party manufacturers to produce our clinical products and on other third parties to store, monitor and transport bulk drug substance, and drug product;

•	risks related to our reliance on third parties to produce and provide suitable raw materials for pelareorep production, packaging and testing as well as clinical trial-related testing;

•	risks related to our reliance on third parties to monitor, support, conduct, and oversee clinical trials of the products that we are developing and, in some cases, to maintain regulatory files for those product candidates;

•	risks related to our dependence on Adlai Nortye Biopharma Co. and our doing business in foreign jurisdictions in connection with our license, development, supply and distribution agreement with Adlai Nortye Biopharma Co.;

•	the risk that our employees, independent contractors, principal investigators, contract research organizations, consultants and vendors may engage in misconduct or other improper activities;

•	risks related to the cost of director and officer liability insurance;

•	risks related to our dependence on our key employees and collaborators;

•	risks related to our likely status as a “passive foreign investment company” which may have adverse U.S. federal income tax consequences for U.S. shareholders;

•	the risk that we fail to meet all applicable Nasdaq requirements and the possibility of our shares being delisted from Nasdaq;

•	the potential dilution of present and prospective shareholdings;

•	risks related to disruptions to our information technology (“IT”) systems or those of any of our contractors, including disruptions from cybersecurity breaches of our IT infrastructure; and

•	risks related to ownership of our securities.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus. In particular, see Part I, Item 3 of our most recent Annual Report on Form 20-F under the heading “Risk Factors.” If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Forward-looking statements in this document are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, users of the information included herein, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. You should consult our quarterly and annual filings with the securities commissions or similar regulatory authorities in Canada and the SEC for additional information on risks and uncertainties relating to forward-looking statements. We do not assume responsibility for the accuracy and completeness of these statements.

Forward-looking statements are based on our beliefs, opinions and expectations at the time they are made, and we do not assume any obligation to update our forward-looking statements if those beliefs, opinions, or expectations, or other circumstances, should change, except as required by applicable law.

OUR COMPANY

Company Overview

Since our inception in April of 1998, Oncolytics Biotech Inc. has been a development-stage company focusing our research and development efforts on pelareorep, an intravenously delivered immunotherapeutic agent with the potential to treat a variety of cancers. We have not been profitable since our inception and expect to continue to incur substantial losses as we continue research and development efforts. We do not expect to generate significant revenues until, if and when, pelareorep becomes commercially viable.

Our potential product for human use is pelareorep, an unmodified reovirus. This virus is a first-in-class systemically administered immunotherapeutic agent for the treatment of solid tumors and hematological malignancies.

We have two material operating subsidiaries: Oncolytics Biotech (Barbados) Inc. and Oncolytics Biotech (US) Inc. Oncolytics Biotech (Barbados) Inc. is incorporated pursuant to the laws of Barbados and is our wholly owned direct subsidiary. Oncolytics Biotech (U.S.) Inc. is incorporated pursuant to the laws of Delaware and is a wholly owned direct subsidiary of Oncolytics Biotech (Barbados) Inc.

Further information regarding our business is contained in Item 4 of our Annual Report on Form 20-F under the heading “Information on the Company,” which document is incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

Company Information

Oncolytics Biotech Inc. was incorporated pursuant to the Business Corporations Act (Alberta) (the “Act”) on April 2, 1998 as 779738 Alberta Ltd. On April 8, 1998, we amended our articles of incorporation (the “Articles”) and changed our name to Oncolytics Biotech Inc. On July 29, 1999, we amended our Articles by removing the private company restrictions included therein and subdivided the 2,222,222 common shares issued and outstanding into 6,750,000 common shares. On May 22, 2018, we amended our Articles to effect a consolidation of the common shares on the basis of 9.5 pre-consolidation common shares for each one post-consolidation common share.

Our head office and principal place of business is located at Suite 804, 322 – 11th Avenue S.W., Calgary, Alberta T2R 0C5, our registered office is located at 4000, 421 – 7th Avenue S.W., Calgary, Alberta, T2P 4K9 and our telephone number is (403) 670-7377. Our website address is www.oncolyticsbiotech.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Jared Kelly.

RISK FACTORS

An investment in the securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following summary of the material terms of our share capital is not intended to be a complete summary of the rights and preferences of such securities, and should be read together with our Articles. We urge you to read the Articles in their entirety for a complete description of the rights and preferences of our share capital.

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares, without par value.

Common Shares

The holders of our common shares are entitled to one vote per share at meetings of shareholders, to receive such dividends as declared by our board of directors the (“Board”) and to receive our remaining property and assets upon dissolution or wind up. Our common shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

As of August 21, 2025, 101,246,187 common shares were issued and outstanding. After giving effect to the exercise of all outstanding options to acquire common shares granted under our stock option plan, the vesting of all outstanding share awards granted under our share award plan, and the exercise and vesting of all outstanding inducement stock options and inducement share awards, we would have 129,437,357 common shares issued and outstanding.

Common Share Purchase Warrants

As of August 21, 2025, 7,667,050 common share purchase warrants (the “2023 Warrants”) were issued and outstanding. Each 2023 Warrant entitles the holder to purchase one common share at an exercise price of US$2.81 until August 8, 2028.

As of August 21, 2025, 536,693 common share purchase warrants (the “2023 Compensation Warrants”) were issued and outstanding. Each 2023 Compensation Warrant entitles the holder to purchase one common share at an exercise price of US$2.25 until August 8, 2028.

Articles

We are governed by the Articles under the Act and by our by-laws (the “By-laws”). Our Alberta corporate access number is 207797382. The Articles provide that there are no restrictions on the business we may carry on or on the powers we may exercise. Companies incorporated under the Act are not required to include specific objects or purposes in their articles or by-laws.

Directors

Subject to certain exceptions, including in respect of voting on any resolution to approve a contract that relates primarily to the director’s remuneration, directors may not vote on resolutions to approve a material contract or material transaction if the director is a party to such contract or transaction. The directors are entitled to remuneration as shall from time to time be determined by the Board with no requirement for a quorum of independent directors. The directors have the ability under the Act to exercise our borrowing power, without authorization of the shareholders. The Act permits shareholders to restrict this authority through a company’s articles or by-laws (or through a unanimous shareholder agreement), but no such restrictions are in place for us. Our Articles and By-laws do not require directors to hold shares for qualification. Neither the Articles nor the By-laws contain an age limit requirement for the retirement of directors. We actively encourage independent board member renewal through its formal term limit policy, adopted on June 30, 2015, whereby the independent director term limit is set at 12 years. Under the policy, the Board maintains the discretion to extend a director’s term, if under the circumstances, it is in the best interest of the Company and its shareholders. This in practice ensures that new independent directors are appointed regularly, without losing the experience base of long serving directors.

Rights, Preferences and Dividends Attaching to Shares

The holders of common shares have the right to receive dividends if and when declared. Each holder of common shares, as of the record date prior to a meeting, is entitled to attend and to cast one vote for each common share held as of such record date at such annual and/or special meeting, including with respect to the election or re-election of directors. Subject to the provisions of our By-laws, all directors may, if still qualified to serve as directors, stand for re-election. The directors on our Board are not replaced at staggered intervals but are elected annually.

On a distribution of assets on a winding-up, dissolution, or other return of capital (subject to certain exceptions) the holders of common shares shall have a right to receive their pro rata share of such distribution. There are no sinking fund or redemption provisions in respect of the common shares. Our shareholders have no liability to further capital calls as all shares issued and outstanding are fully paid and non-assessable.

No other classes of shares are currently permitted to be issued.

Action Necessary to Change the Rights of Shareholders

The rights attaching to the different classes of shares may be varied by special resolution passed at a meeting of that class’s shareholders.

Annual and Special Meetings of Shareholders

Under the Act and our By-laws, we are required to mail a Notice of Meeting and Management Information Circular to registered shareholders not less than 21 days and not more than 50 days prior to the date of the meeting. Such materials must be filed concurrently with the applicable securities regulatory authorities in Canada and the United States. Subject to certain provisions of the By-laws, a quorum of two or more shareholders in person or represented by proxy holding or representing by proxy not less than 5% of the total number of issued and outstanding shares enjoying voting rights at such meeting is required to properly constitute a meeting of shareholders. Shareholders and their duly appointed proxies and corporate representatives are entitled to be admitted to our annual and/or special meetings.

Limitations on the Rights to Own Shares

The Articles do not contain any limitations on the rights to own shares. Except as described below, there are currently no limitations imposed by Canadian federal or provincial laws on the rights of non-resident or foreign owners of Canadian securities to hold or vote the securities held. There are also no such limitations imposed by the Articles and By-laws with respect to our common shares.

Disclosure of Share Ownership

In general, under applicable securities regulation in Canada, a person or company who beneficially owns, directly or indirectly, voting securities of an issuer or who exercises control or direction over voting securities of an issuer or a combination of both, carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities is an insider and must, within 10 days of becoming an insider, file a report in the required form effective the date on which the person became an insider. The report must disclose any direct or indirect beneficial ownership of, or control or direction over, securities of the reporting issuer. Additionally, securities regulation in Canada provides for the filing of a report by an insider of a reporting issuer whose holdings change, which report must be filed within five days from the day on which the change takes place.

The rules in the United States governing the ownership threshold above which shareholder ownership must be disclosed are more stringent than those discussed above. Section 13 of the Exchange Act imposes reporting requirements on persons who acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of a class of an equity security registered under Section 12 of the Exchange Act. In general, such persons must file, within 10 days after such acquisition, a report of beneficial ownership with the SEC containing the information prescribed by the regulations under Section 13 of the Exchange Act. This information is also required to be sent to the issuer of the securities and to each exchange where the securities are traded.

Other Provisions of Articles and By-laws

There are no provisions in the Articles or By-laws:

•	delaying or prohibiting a change in control of our company that operates only with respect to a merger, acquisition or corporate restructuring;

•	discriminating against any existing or prospective holder of shares as a result of such shareholder owning a substantial number of shares;

•	requiring disclosure of share ownership; or

•	governing changes in capital, where such provisions are more stringent than those required by law.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is TSX Trust Company at its principal offices located in Toronto, Ontario.

Listing

Our common shares are listed on the Nasdaq under the symbol “ONCY.”

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of subscription receipts sets forth certain general terms and provisions of subscription receipts in respect of which a prospectus supplement may be filed. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such subscription receipts.

Subscription receipts may be offered separately or in combination with one or more other securities. The subscription receipts will be issued under a subscription receipt agreement (the “Subscription Receipt Agreement”). If applicable, a copy of the Subscription Receipt Agreement will be filed by us with the applicable securities regulatory authorities after it has been entered into by us and will be available electronically under our profile on SEDAR+ (www.sedarplus.com) and, if applicable, we will file with the SEC via EDGAR (www.sec.gov/edgar.shtml) as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of such subscription receipts that we are offering before the issuance of such subscription receipts.

Pursuant to the Subscription Receipt Agreement, original purchasers of subscription receipts will have a contractual right of rescission against us, following the issuance of the underlying common share or other securities to such purchasers upon the surrender or deemed surrender of the subscription receipts, to receive the amount paid for the subscription receipts in the event that this prospectus or a prospectus supplement, and any amendment thereto, contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of subscription receipts.

The description of general terms and provisions of subscription receipts described in any prospectus supplement will include, where applicable:

•	the number of subscription receipts offered;

•	the price at which the subscription receipts will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the subscription receipts are denominated;

•	the procedures for the exchange of the subscription receipts into common shares or other securities;

•	the number of common shares or other securities that may be obtained upon exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	the terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•	the material Canadian tax consequences of owning such subscription receipts; and

•	any other material terms, conditions and rights (or limitations on such rights) of the subscription receipts.

We reserve the right to set forth in a prospectus supplement specific terms of the subscription receipts that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the subscription receipts described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF WARRANTS

The following description of the terms of warrants sets forth certain general terms and provisions of warrants in respect of which a prospectus supplement may be filed. The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such warrants.

Warrants may be offered separately or in combination with one or more other securities. If applicable, we will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, any warrant indenture, warrant agreement or form of warrant describing the terms and conditions of such warrants that we are offering before the issuance of such warrants.

The description of general terms and provisions of warrants described in any prospectus supplement will include, where applicable:

•	the designation and aggregate number of warrants offered;

•	the price at which the warrants will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the warrants are denominated;

•	the designation and terms of the common shares that may be acquired upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each warrant;

•	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

•	the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other material terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date. If applicable, we will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, any unit agreement describing the terms and conditions of such unit that we are offering before the issuance of such unit.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such units.

The particular terms of each issue of units will be described in the related prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of units offered;

•	the price at which the units will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the units are denominated;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other material terms, conditions and rights (or limitations on such rights) of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of securities offered thereunder, and may also include a discussion of certain United States federal income tax consequences to the extent applicable.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly by us or by selling securityholders to purchasers, including through a specific bidding, auction or other process;

•	privately negotiated transactions;

•	a combination of any of the above methods of sale; and

•	through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common shares will be listed on the Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

This prospectus does not constitute a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to an offering and sale of securities, certain legal matters relating to such offer and sale of securities will be passed upon for us by Latham & Watkins LLP with respect to U.S. legal matters and Stikeman Elliott LLP with respect to Canadian legal matters. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 20-F have been so incorporated in reliance on the report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP is independent with respect to the Company in the context of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta and in compliance with Rule 3520 of the Public Company Accounting Oversight Board. Ernst & Young LLP’s offices are located at Calgary City Centre, 2200, 215 – 2nd Street S.W., Calgary, Alberta, T2P 1M4.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the Act. Some of our officers and directors and some of the experts named in this prospectus are residents of Canada or otherwise reside outside the United States.

We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws or the securities laws of any state of the United States.

We have appointed Jared Kelly as our agent to receive service of process in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the securities under this prospectus. The address of our agent is 4350 Executive Drive, Suite 325 San Diego, California 92121.

EXPENSES

The following is a statement of estimated expenses in connection with the distribution of the securities registered.

Expenses		Amount
SEC registration fee	US$	9,065.51
FINRA filing fee		*
Legal and accounting fees and expenses		*
Trustee and transfer agent fees and expenses		*
Printing expenses		*
Miscellaneous costs		*
Total	$	*

*	Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 7, 2025;

•	our Current Reports on Form 6-K furnished to the SEC on April 10, 2025; May 14, 2025; August 8, 2025 (Financial Results); and August 8, 2025 (Other Material Events); and

•	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on May 31, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such copies should be directed to us at the following address: Oncolytics Biotech Inc., 804, 322 11th Avenue SW, Calgary, Alberta, Canada T2R 0C5, Attention: Kirk Look (Telephone: (403) 670-7377; Facsimile: (403) 283-0858: E-mail address: info@oncolyticsbiotech.com). Alternatively, copies of these documents are available via our website (https://oncolyticsbiotech.com), or as described under “Where You Can Find More Information” below. The information on our website is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers and applicable Canadian securities legislation. Accordingly, we are required to file or furnish reports and other information with the SEC and with the securities commission or similar regulatory authority in each of the provinces and territories of Canada, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials. You may read any document that we have filed with the SEC on EDGAR at www.sec.gov/edgar.shtml. You may read and download any public document that we have filed with the Canadian securities regulatory authorities under our profile on SEDAR+ (www.sedarplus.ca).

Our website is www.oncolyticsbiotech.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.   Indemnification of Directors and Officers

Under the Business Corporations Act (Alberta) (the “Act”), we may indemnify a director or officer, a former director or officer, or a person who acts or acted at our request as a director or officer or a body corporate of which we are or were a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with us or other entity, and we may advance moneys to such an individual for the costs, charges and expenses of such a proceeding. We may not indemnify such an individual unless the individual acted honestly and in good faith with a view to our best interests, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In addition, the individual must repay any moneys advanced by us if the individual has not fulfilled the conditions set out in the preceding sentence. Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. Such an individual is entitled to indemnification from us as a matter of right if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual fulfilled the conditions set forth above. In accordance with and subject to the Act, our by-laws provide that we shall indemnify a director or officer, a former director or officer, or a person who acts or acted at our request as a director or officer, or a body corporate of which we are or were a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of us or other entity if he acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which he acted as a director or officer at our request, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. We shall also indemnify such person in such other circumstances as the Act permits or requires.

We maintain a directors’ and officers’ insurance policy for the benefit of the directors and officers of us and our subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

The following documents are filed as part of this registration statement on Form F-3.

Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished
1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation	20-F	001-38512	1.1	March 7, 2025	Filed
3.2	By-laws	20-F	001-38512	1.2	March 7, 2025	Filed
4.1*	Form of Subscription Receipt Agreement
4.2*	Form of Warrant Agreement
4.3*	Form of Unit Agreement
5.1	Opinion of Latham & Watkins LLP					Filed
5.2	Opinion of Stikeman Elliott LLP					Filed
23.1	Consent of Ernst & Young LLP					Filed
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					Filed
23.3	Consent of Stikeman Elliott LLP (included in Exhibit 5.2)					Filed
24.1	Powers of Attorney (incorporated by reference to the signature page hereto)					Filed
107	Filing Fee Table					Filed

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 10. Undertakings

(a)            The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 22nd day of August, 2025.

ONCOLYTICS BIOTECH INC.

By:	/s/ Jared Kelly
Name:	Jared Kelly
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jared Kelly and Kirk J. Look, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-3, or other appropriate form, and all amendments thereto, including post-effective amendments, of Oncolytics Biotech Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jared Kelly	Chief Executive Officer and Director	August 22, 2025
Jared Kelly	(Principal Executive Officer)

/s/ Kirk J. Look	Chief Financial Officer	August 22, 2025
Kirk J. Look	(Principal Financial and Accounting Officer)

/s/ Wayne Pisano	Chairman	August 22, 2025
Wayne Pisano

/s/ Deborah M. Brown	Director	August 22, 2025
Deborah M. Brown

/s/ James T. Parsons	Director	August 22, 2025
James T. Parsons

/s/ Jonathan Rigby	Director	August 22, 2025
Jonathan Rigby

/s/ Angela Holtham	Director	August 22, 2025
Angela Holtham

/s/ Bernd R. Seizinger	Director	August 22, 2025
Bernd R. Seizinger

/s/ Patricia Andrews	Director	August 22, 2025
Patricia Andrews

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Oncolytics Biotech Inc. has signed this Registration Statement on Form F-3 in the City of Chicago, State of Illinois, on August 22, 2025.

By:	/s/ Jared Kelly
Name:	Jared Kelly
Title:	Chief Executive Officer